Exhibit 3.26

BY-LAWS

OF

KYSOR BUSINESS TRUST

A Delaware Business Trust

INTRODUCTION

A. Agreement and Agreement of Trust. These By-Laws shall be subject to the Agreement of Trust, as from time to time in effect (the “Agreement of Trust”), of Kysor Business Trust, a Delaware business Trust (the “Trust”). In the event of any inconsistency between the terms hereof and the terms of the Agreement of Trust, the terms of the Agreement of Trust shall control.

B. Definitions. Capitalized terms used herein and not herein defined are used as defined in the Agreement of Trust.

ARTICLE I

Meetings of Beneficial Owners

Section 1. Place of Meetings. Meetings of Beneficial Owners shall be held at any place designated by the Managing Trustees. In the absence of any such designation, Beneficial Owners’ meetings shall be held at the principal executive office of the Trust.

Section 2. Call of Meetings. Meetings of the Beneficial Owners may be called at any time by the Managing Trustees or by the President for the purpose of taking action upon any matter requiring the vote or authority of the Beneficial Owners as herein provided or provided in the Agreement of Trust or upon any other matter as to which such vote or authority is deemed by the Managing Trustees or the President to be necessary or desirable. Meetings of the Beneficial Owners for the purpose of voting on the removal of any Managing Trustee and the election of one or more successor Managing Trustees or for the purpose of dissolving the Trust (or any series or class thereof) shall be called promptly by the Managing Trustee upon the written request of Beneficial Owners holding at least ten percent (10%) of the outstanding Units (or the Units of the affected series or class) entitled to vote.

Section 3. Notice of Meetings of Beneficial Owners. All notices of meetings of Beneficial Owners shall be sent or otherwise given in accordance with Section 4 of this Article I not less than ten (10) nor more than ninety (90) days before the date of the meeting. The notice shall specify (i) the place, date and hour of the meeting, and (ii) the general nature of the business to be transacted. The notice of any meeting at which Managing Trustees are to be elected also shall include the name of any nominee or nominees whom at the time of the notice are intended to be presented for election.

Section 4. Manner of Giving Notice; Affidavit of Notice. Notice of any meeting of Beneficial Owners shall be given either personally or by first-class mail or telegraphic or other written communication, charges prepaid, addressed to the Beneficial Owner at the address of that

Beneficial Owner appearing on the books of the Trust or its transfer agent or given by the Beneficial Owner to the Trust for the purpose of notice. If no such address appears on the Trust’s books or is given, notice shall be deemed to have been given if sent to that Beneficial Owner by first-class mail or telegraphic or other written communication to the Trust’s principal executive office, or if published at least once in a newspaper of general circulation in the county where that office is located. Notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by telegram or other means of written communication or, where notice is given by publication, on the date of publication.

If any notice addressed to a Beneficial Owner at the address of that Beneficial Owner appearing on the books of the Trust is returned to the Trust by the United States Postal Service marked to indicate that the Postal Service is unable to deliver the notice to the Beneficial Owner at that address, all future notices or reports shall be deemed to have been duly given without further mailing if these shall be available to the Beneficial Owner on written demand of the Beneficial Owner at the principal executive office of the Trust for a period of one year from the date of the giving of the notice.

An affidavit of the mailing or other means of giving any notice of any meeting of Beneficial Owners shall be filed and maintained in the minute book of the Trust.

Section 5. Adjourned Meeting: Notice. Any meeting of Beneficial Owners, whether or not a quorum is present, may be adjourned from time to time by the vote of the majority of the Units represented at that meeting, either in person or by proxy.

When any meeting of Beneficial Owners is adjourned to another time or place, notice need not be given of the adjourned meeting at which the adjournment is taken, unless a new record date of the adjourned meeting is fixed or unless the adjournment is for more than sixty (60) days from the date set for the original meeting, in which case the Managing Trustees shall set a new record date. Notice of any such adjourned meeting shall be given to each Beneficial Owner of record entitled to vote at the adjourned meeting in accordance with the provisions of Sections 3 and 4 of this Article I. At any adjourned meeting, the Trust may transact any business which might have been transacted at the original meeting.

Section 6. Voting. The Beneficial Owners entitled to vote at any meeting of Beneficial Owners shall be determined in accordance with the provisions of the Agreement of Trust of the Trust, as in effect at such time. The Beneficial Owners’ vote may be by voice vote or by ballot, provided, however, that any election for Managing Trustees must be by ballot if demanded by any Beneficial Owner before the voting has begun. On any matter other than elections of Managing Trustees, any Beneficial Owner may vote part of the Units in favor of the proposal and refrain from voting the remaining Units or vote them against the proposal, but if the Beneficial Owner fails to specify the number of Units which the Beneficial Owner is voting affirmatively, it will be conclusively presumed that the Beneficial Owner’s approving vote is with respect to the total Units that the Beneficial Owner is entitled to vote on such proposal.

Section 7. Waiver of Notice by Consent of Absent Beneficial Owners. The transactions of the meeting of Beneficial Owners, however called and noticed and wherever held, shall be as valid as though taken at a meeting duly held after regular call and notice if a quorum be present either in person or by proxy and if either before or after the meeting, each person entitled to vote who was not present in person or by proxy signs a written waiver of notice or a consent to a holding of the meeting or an approval of the minutes. The waiver of notice or consent need not specify either the business to be transacted or the purpose of any meeting of Beneficial Owners.

Attendance by a person at a meeting shall also constitute a waiver of notice of that meeting, except when the person objects at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters not included in the notice of the meeting if that objection is expressly made at the beginning of the meeting.

Section 8. Beneficial Owner Action by Written Consent Without a Meeting. Except as provided in the Agreement of Trust, any action that may be taken at any meeting of Beneficial Owners may be taken without a meeting and without prior notice if a consent in writing setting forth the action so taken is signed by Beneficial Owners having not less than the minimum number of votes that would be necessary to authorize or take that action at a meeting at which all Beneficial Owners entitled to vote on that action were present and voted. All such consents shall be filed with the Secretary of the Trust and shall be maintained in the Trust’s records. Any Beneficial Owner giving a written consent or a transferee of the Units or a personal representative of the Beneficial Owner or their respective proxy holders may revoke the consent by a writing received by the Secretary of the Trust before written consents of the number of votes required to authorize the proposed action have been filed with the Secretary.

If the consents of all Beneficial Owners entitled to vote have not been solicited in writing and if the unanimous written consent of all such Beneficial Owners shall not have been received, the Secretary shall give prompt notice of the action approved by the Beneficial Owners without a meeting. This notice shall be given in the manner specified in Section 4 of this Article I.

Section 9. Record Date for Beneficial Owner Notice, Voting and Giving Consents.

(a) For purposes of determining the Beneficial Owners entitled to vote or act at any meeting or adjournment thereof, the Managing Trustees may fix in advance a record date which shall not be more than ninety (90) days nor less than ten (10) days before the date of any such meeting. Without fixing a record date for a meeting, the Managing Trustees may for voting and notice purposes close the register or transfer books for all or any part of the period between the earliest date on which a record date for such meeting could be set in accordance herewith and the date of such meeting.

If the Managing Trustees do not so fix a record date or close the register or transfer books, the record date for determining Beneficial Owners entitled to notice of or to vote at a meeting of Beneficial Owners shall be at the close of business on the business day next preceding the day on which notice is given or if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held.

(b) The record date for determining Beneficial Owners entitled to give consent to action in writing without a meeting, (i) when no prior action of the Managing Trustees has been taken, shall be the day on which the first written consent is given, or (ii) when prior action of the Managing Trustees has been taken, shall be (x) such date as determined for that purpose by the Managing Trustees, which record date shall not precede the date upon which the resolution fixing it is adopted by the Managing Trustees and shall not be more than 20 days after the date of such resolution, or (y) if no record date is fixed by the Managing Trustees the record date shall be the close of business on the day on which the record date shall be the close of business on the day on which the Managing Trustees adopts the resolution relating to that action. Only Beneficial Owners of record on the record date as herein determined shall have any right to vote or to act at any meeting or give consent to any action relating to such record date, notwithstanding any transfer of Units on the books of the Trust after such record date.

Section 10. Proxies. Subject to the provisions of the Agreement of Trust, every Person entitled to vote for Managing Trustees or on any other matter shall have the right to do so either in person or by proxy, provided that either (a) an instrument authorizing such a proxy to act is executed by the Beneficial Owner in writing and dated not more than eleven (11) months before the meeting, unless the instrument specifically provides for a longer period or (b) the Managing Trustees adopt an electronic, telephonic, computerized or other alternative to execution of a written instrument authorizing the proxy to act which authorization is received not more than eleven (11) months before the meeting. A proxy shall be deemed executed by a Beneficial Owner if the Beneficial Owner’s name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission or otherwise) by the Beneficial Owner or the Beneficial Owner’s attorney-in-fact or other authorized agent. A valid proxy which does not state that it is irrevocable shall continue in full force and effect unless (i) revoked by the person executing it before the vote pursuant to that proxy by a writing delivered to the Trust stating that the proxy is revoked, by a subsequent proxy executed by or attendance at the meeting and voting in person by the person executing that proxy or revoked by such person using any electronic, telephonic, computerized or other alternative means authorized by the Managing Trustees for authorizing the proxy to act; or (ii) written notice of the death or incapacity of the maker of that proxy is received by the Trust before the vote pursuant to that proxy is counted. A proxy with respect to Units held in the name of two or more Persons shall be valid if executed by any one of them unless at or prior to exercise of the proxy the Trust receives a specific written notice to the contrary from any of them. A proxy purporting to be executed by or on behalf of a Beneficial Owner shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger. Before any meeting of Beneficial Owners, the Managing Trustees may but shall not be required to (except as otherwise provided under applicable law) appoint any person or persons other than nominees for office to act as inspector(s) of election at the meeting or its adjournment. If no inspector(s) of election is so appointed, the Chairman of the meeting may appoint inspectors of election at the meeting. The inspectors shall do any acts that may be proper to conduct the election or vote with fairness to all Beneficial Owners.

ARTICLE II

Managing Trustees

Section 1. Powers. The powers of the Managing Trustees shall be as provided in the Agreement of Trust.

Section 2. Number of Managing Trustees. The number of Managing Trustees shall be as provided in the Agreement of Trust.

Section 3. Vacancies. Vacancies in the authorized number of Managing Trustees shall be filled as provided in the Agreement of Trust.

Section 4. Place of Meeting and Meetings by Telephone. All meetings of the Managing Trustees may be held at any place that has been designated from time to time by resolution of the Managing Trustees. In the absence of such a designation, regular meetings shall be held at the principal executive office of the Trust. Any meeting, regular or special, may be held by conference telephone or similar communication equipment, so long as all Managing Trustees participating in the meeting can hear one another and all such Managing Trustees shall be deemed to be present in person at the meeting.

Section 5. Regular Meetings. Regular meetings of the Managing Trustees shall be held without call at such time as shall from time to time be fixed by the Managing Trustees. Such regular meetings may be held without notice.

Section 6. Special Meetings. Special meetings of the Managing Trustees for any purpose or purposes may be called at any time by the President or any Vice President or the Secretary or any Managing Trustee.

Notice of the time and place of special meetings shall be delivered personally or by telephone to each Managing Trustee or sent by first-class mail, by telegram or telecopy (or similar electronic means) or by nationally recognized overnight courier, charges prepaid, addressed to each Managing Trustee at that Trustee’s address as it is shown on the records of the Trust. In case the notice is mailed, it shall be deposited in the United States mail at least seven (7) calendar days before the time of the holding of the meeting. In case the notice is delivered personally or by telephone or by telegram, telecopy (or similar electronic means) or overnight courier, it shall be given at least forty-eight (48) hours before the time of the holding of the meeting. Any oral notice given personally or by telephone may be communicated either to the Managing Trustee or to a person at the office of the Managing Trustee who the person giving the notice has reason to believe will promptly communicate it to the Managing Trustee. The notice need not specify the purpose of the meeting or the place if the meeting is to be held at the principal executive office of the Trust.

Section 7. Quorum. A majority of the authorized number of Managing Trustees shall constitute a quorum for the transaction of business, except to adjourn as provided in Section 9 of this Article II. Every act or decision done or made by a majority of the Managing Trustees present at a meeting duly held at which a quorum is present shall be regarded as the act of the Managing Trustees, subject to the provisions of the Agreement of Trust. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of Managing Trustees if any action taken is approved by at least a majority of the required quorum for that meeting.

Section 8. Waiver of Notice. Notice of any meeting need not be given to any Managing Trustee who either before or after the meeting signs a written waiver of notice, a consent to holding the meeting, or an approval of the minutes. The waiver of notice or consent need not specify the purpose of the meeting. All such waivers, consents, and approvals shall be filed with the records of the Trust or made a part of the minutes of the meeting. Notice of a meeting shall also be deemed given to any Managing Trustee who attends the meeting without protesting before or at its commencement the lack of notice to that Managing Trustee.

Section 9. Adjournment. A majority of the Managing Trustees present, whether or not constituting a quorum, may adjourn any meeting to another time and place.

Section 10. Notice of Adjournment. Notice of the time and place of holding an adjourned meeting need not be given unless the meeting is adjourned for more than forty-eight (48) hours, in which case notice of the time and place shall be given before the time of the adjourned meeting in the manner specified in Section 6 of this Article II to the Managing Trustees who were present at the time of the adjournment.

Section 11. Action Without a Meeting. Any action taken by the Managing Trustees by written consent may be executed and given by telecopy or similar electronic means. Such written consents shall be filed with the minutes of the proceedings of the Managing Trustees. If any action is so taken by the Managing Trustees by the written consent of less than all the Managing Trustees, prompt notice of the taking of such action shall be furnished to each Managing Trustee who did not execute such written consent, provided that the effectiveness of such action shall not be impaired by any delay or failure to furnish such notice.

ARTICLE III

Committees

Section 1. Committees of Managing Trustees. The Managing Trustees may by resolution designate one or more committees, each consisting of one (l) or more Managing Trustees, to serve at the pleasure of the Managing Trustees. The Managing Trustees may designate one or more Managing Trustees as alternate members of any committee who may replace any absent member at any meeting of the committee. Any committee to the extent provided in the resolution of the Managing Trustees, shall have the authority of the Managing Trustees.

Section 2. Meetings and Action of Committees. Meetings and action of committees shall be governed by and held and taken in accordance with the provisions of Article II of these By-Laws, with such changes in the context thereof as are necessary to substitute the committee and its members for the Managing Trustees generally, except that the time of regular meetings of committees may be determined either by resolution of the Managing Trustees or by resolution of the committee. Special meetings of committees may also be called by resolution of the Managing Trustees. Alternate members shall be given notice of meetings of committees and shall have the right to attend all meetings of committees. The Managing Trustees may adopt rules for the governance of any committee not inconsistent with the provisions of these By-Laws.

ARTICLE IV

Officers

Section 1. Officers. The officers of the Trust shall be a President, a Secretary, and a Treasurer. The Trust may also have, at the discretion of the Managing Trustees, a Chairman of the Board (“Chairman”), one or more Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers as may be appointed in accordance with the provisions of Section 3 of this Article IV. Any number of offices may be held by the same person. The Chairman, if there be one, shall be a Managing Trustee and may but need not be a Beneficial Owner; and other officer may but need not be a Managing Trustee or Beneficial Owner.

Section 2. Election of Officers. The officers of the Trust, except such officers as may be appointed in accordance with the provisions of Section 3 or Section 5 of this Article IV, shall be chosen by the Managing Trustees, and each shall serve at the pleasure of the Managing Trustees, subject to the rights, if any, of an officer under any contract of employment.

Section 3. Subordinate Officers. The Managing Trustees may appoint and may empower the President to appoint such other officers as the business of the trust may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in these By-Laws or as the Managing Trustees may from time to time determine.

Section 4. Removal and Resignation of Officers. Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by the Managing Trustees at any regular or special meeting of the Managing Trustees or by the principal executive officer or by such other officer upon whom such power of removal may be conferred by the Managing Trustees.

Any officer may resign at any time by giving written notice to the Trust. Any resignation shall take effect at the date of receipt of that notice or at any later time specified in that notice; and unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Trust under any contract to which the officer is a party.

Section 5. Vacancies in Offices. A vacancy in an office because of death, resignation, removal, disqualification or other cause shall be filled in the manner prescribed in these By-Laws for regular appointment to that office. The President may make temporary appointments to a vacant office pending action by the Managing Trustees.

Section 6. Chairman. The Chairman, if such an office is elected, shall if present preside at meetings of the Managing Trustees, shall be the chief executive officer of the Trust and shall, subject to the control of the Managing Trustees, have general supervision, direction and control of the business and the officers of the Trust and exercise and perform such other powers and duties as may be from time to time assigned to him by the Managing Trustees or prescribed by the Agreement of Trust or these By-Laws.

Section 7. President. Subject to supervisory powers, if any, as may be given by the Managing Trustees to the Chairman, if there be such an officer, the President shall be the chief operating officer of the Trust and shall, subject to the control of the Managing Trustees and the Chairman, have general supervision, direction and control of the business and the officers of the Trust. He or she shall preside at all meetings of the Beneficial Owners, and in the absence of the Chairman or if there be none, at all meetings of the Managing Trustees. He or she shall have the general powers and duties of management usually vested in the office of President of a corporation and shall have such other powers and duties as may be prescribed by the Managing Trustees, the Agreement of Trust or these By-Laws.

Section 8. Vice Presidents. In the absence or disability of the President, the Vice Presidents, if any, in order of their rank as fixed by the Managing Trustees or if not ranked, the Executive Vice President (who shall be considered first ranked) and such other Vice Presidents as shall be designated by the Managing Trustees, shall perform all the duties of the President and when so acting shall have all powers of and be subject to all the restrictions upon the President. The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Managing Trustees or the President or the Chairman or by these By-Laws.

Section 9. Secretary. The Secretary shall keep or cause to be kept at the principal executive office of the Trust or such other place as the Managing Trustees may direct a book of minutes of all meetings and actions of Managing Trustees, committees or Managing Trustees and Beneficial Owners with the time and place of holding, whether regular or special, and if special, how authorized, the notice given, the names of those present at Managing Trustees’ meetings or committee meetings, the number of Units present or represented at meetings of Beneficial Owners and the proceedings.

The Secretary shall keep or cause to be kept at the principal executive office of the Trust or at the office of the Trust’s transfer agent or registrar, a Unit register or a duplicate Unit register showing the names of all Beneficial Owners and their addresses, the number of Units held by each, the number and date of certificates issued for the same and the number and date of cancellation of every certificate surrendered for cancellation.

Section 10. Limitations, Settlements. No indemnification shall be provided hereunder to an agent for any portion of any expenses that result from such agent’s willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

Section 11. Advance of Expenses. Expenses incurred by an agent in connection with the preparation and presentation of a defense to any proceeding may be paid by the Trust from time to time prior to final disposition thereof upon receipt of an undertaking by or on behalf of such agent that such amount will be paid over by him or her to the Trust if it is ultimately determined that he or she is not entitled to indemnification under this Article V.

ARTICLE V

Records and Reports

Section 1. Maintenance and Inspection of Share Registrar. The Trust shall maintain at its principal executive office or at the office of its transfer agent or registrar, if either be appointed and as determined by resolution of the Managing Trustees, a record of its Beneficial Owners, giving the name and addresses of all Beneficial Owners and the number of Units held by each Beneficial Owner. Subject to such reasonable standards (including standards governing what information and documents are to be furnished and at whose expense) as may be established by the Managing Trustees from time to time, the record of the Trust’s Beneficial Owners shall be open to inspection upon the written request of any Beneficial Owner at any reasonable time during usual business hours for a purpose reasonably related to the holder’s interests as a Beneficial Owner.

Section 2. Maintenance and Inspection of By-Laws. The Trust shall keep at its principal executive office the original or a copy of these By-Laws as amended to date, which shall be open to inspection by the Beneficial Owner at all reasonable times during office hours.

Section 3. Maintenance and Inspection of Other Records. The accounting books and records and minutes of proceedings of the Beneficial Owners and the Managing Trustees and any committee or committees of the Managing Trustees shall be kept at such place or places designated by the Managing Trustees or in the absence of such designation, at the principal executive office of the Trust. The minutes shall be kept in written form and the accounting books and records shall be kept either in written form or in any other form capable of being converted into written form. Minutes and accounting books and records shall be open to inspection upon the written request of any Beneficial Owner at any reasonable time during usual business hours for a purpose reasonably related to the holder’s interests as a Beneficial Owner. Any such inspection may be made in person or by an agent or attorney and shall include the rights to copy and make extracts. Notwithstanding the foregoing, the Managing Trustees shall have the right to keep confidential from Beneficial Owners for such period of time as the Managing Trustees deem reasonable, any information which the Managing Trustees reasonably believe to be in the nature of trade secrets or other information the disclosure of which the Managing Trustees in good faith believe is not in the best interests of the Trust or could damage the Trust or its business or which the Trust is required by law or by agreement with a third party to keep confidential.

Section 4. Inspection by Trustees. Every Trustee shall have the absolute right at any reasonable time to inspect all books, records, and documents of every kind and the physical properties of the Trust. This inspection by a Trustee may be made in person or by an agent or attorney and the right of inspection includes the right to copy and make extracts of documents.

ARTICLE VI

General Matters

Section 1. Checks, Drafts. Evidence of Indebtedness. All checks, drafts, or other orders for payment of money, notes or other evidences of indebtedness issued in the name of or payable to the Trust shall be signed or endorsed in such manner and by such person or persons as shall be designated from time to time in accordance with the resolution of the Managing Trustees.

Section 2. Contracts and Instruments; How Executed. The Managing Trustees may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Trust and this authority may be general or confined to specific instances.

Section 3. Certificates for Units. The Trust may issue to each Beneficial Owner a certificate evidencing such Beneficial Owner’s ownership of Units (in such form as shall be prescribed from time to time by the Managing Trustees). All certificates shall be signed in the name of the Trust by the President or Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or any Assistant Secretary, certifying the number of Units owned by the Beneficial Owners. Any or all of the signatures on the certificate may be facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed on a certificate shall have ceased to be that officer, transfer agent, or registrar before that certificate is issued, it may be issued by the Trust with the same effect as if that person were an officer, transfer agent or registrar at the date of issue. The powers, designations, preferences and relative, participating, optional or other special rights of each class of Units or series thereof and the qualification, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of, or in a document referenced on the face or back of the certificate which the Trust shall issue to represent such class or series of Units. If the Trust elects not to issue certificates evidencing such Beneficial Owner’s ownership of Units, the Secretary of the Trust shall maintain appropriate records showing the number of Units, date of issuance, and other appropriate information necessary to reflect a Beneficial Owner’s interest in the Trust. The Secretary shall deliver to each Beneficial Owner promptly following the acquisition of any Unit a statement setting forth the powers, designations, preferences and relative, participating, optional or other special rights of each class of Units or series thereof and the qualification, limitations or restrictions of such preferences and/or rights.

Section 4. Lost Certificates. Except as provided in this Section 4, no new certificates for Units shall be issued to replace an old certificate unless the latter is surrendered to the Trust and canceled at the same time. The Managing Trustees may, in the event any Unit certificate or certificate for any other security is lost, stolen, or destroyed, authorize the issuance of a replacement certificate on such terms and conditions as the Managing Trustees may require, including a provision for indemnification of the Trust secured by a bond or other adequate security sufficient to protect the Trust against any claim that may be made against it, including any expense or liability on account of the alleged loss, theft, or destruction of the certificate or the issuance of the replacement certificate.

Section 5. Representation of Units of Other Entities held by Trust. The President or any Vice President or any other person authorized by the Managing Trustees or by any of the foregoing designated officers, is authorized to vote or represent on behalf of the Trust any and all Units of any corporation, partnership, trusts, or other entities, foreign or domestic, standing in the name of the Trust. The authority granted may be exercised in person or by a proxy duly executed by such designated person.

Section 6. Calendar Year. The calendar year of the Trust shall be the taxable year of the Trust.

Section 7. Seal. The seal of the Trust, if one shall be required by the Managing Trustees, shall consist of a flat-faced dye with the words “Kysor Business Trust, Delaware Business Trust, 1996” cut or engraved thereon. However, unless otherwise required by the Managing Trustees, the seal shall not be necessary to be placed on, and its absence shall not impair the validity of, any document, instrument or other paper executed and delivered by or on behalf of the Trust.

ARTICLE VII

Amendments

Section 1. Amendment. Except as otherwise provided by applicable law or by the Agreement of Trust, these By-Laws may be restated, amended supplemented or repealed by the Managing Trustees, provided that no restatement, amendment, supplement or repeal hereof shall limit the rights to indemnification provided in Article V hereof with respect to any acts or omissions of agents (as defined in Article V) of the Trust prior to such amendment.

Section 2. Incorporation by Reference into Agreement of Trust by the Trust. These By-Laws and any amendments thereto shall be deemed incorporated by reference in the Agreement of Trust.